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                                                                    EXHIBIT 99.1
                                                                    ------------

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
            --------------------------------------------------------
                            FORM 10-QSB JUNE 30, 2003
                            -------------------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

1. Statement of Cash Available for Distribution for the three months ended June 30, 2003:

       Net loss                                                                      $       (31,000)
       Add:    Cash from reserves                                                             55,000
                                                                                     -----------------
       Cash Available for Distribution                                               $        24,000
                                                                                     =================
       Distributions allocated to General Partners                                   $             -
                                                                                     =================
       Distributions allocated to Limited Partners                                   $        24,000
                                                                                     =================

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2003:

           Entity Receiving                    Form of
             Compensation                    Compensation              Amount
       ---------------------------     ------------------------    -------------

                 None